                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):       February 5, 1998
                                                        -----------------------

                          ORBITAL SCIENCES CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                              0-18287                         06-1209561
------------------------------------------------------------------------------------------------
(State or other jurisdiction                        (Commission                      (IRS Employer
         of incorporation)                           File No.)                    Identification No.)



                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
                         (Address and telephone number
                        of principal executive offices)

ITEM 5.                   OTHER EVENTS.


         On February 5, 1998, Orbital Sciences Corporation (the "Company") announced results for its fiscal year ending December 31, 1997. Revenues for the year ended December 31, 1997 were $605,975,000, an increase of 31% over 1996 annual revenues of $461,435,000. The Company also reported net income of $23,005,000 for the year (or $0.69 earnings per share on a fully diluted basis), up 45% compared to net income of $15,907,000 in 1996 (or $0.55 earnings per share on a fully diluted basis). Additionally, at December 31, 1997, the Company had total assets of over $770,000,000, shareholders' equity of over $350,000,000 and total debt of over $225,000,000.

         Revenues for the fourth quarter of 1997 were $176,967,000, an increase of 47% over 1996 fourth quarter revenues of $120,458,000. Net income for the fourth quarter of 1997 was $6,178,000 (or $0.18 earnings per share on a fully diluted basis), up 38% compared to net income of $4,484,000 (or $0.14 earnings per share on a fully diluted basis) in the 1996 comparable period. The Company's three business sectors contributed the following quarterly results:

- The Company's space and ground infrastructure sector generated $156,310,000 in revenues during the fourth quarter of 1997, an increase of 47% over 1996 fourth quarter revenues of $106,502,000, and provided net income of $13,498,000, up 66% over 1996 fourth quarter net income of $8,121,000.

- The Company's satellite access products sector generated $20,588,000 in revenues during 1997's final quarter, an increase of 50% over 1996 fourth revenues of $13,743,000, and contributed net income of $4,170,000 compared to a break-even quarter in 1996. Included in satellite access products sector net income is a one-time gain of $21,810,000 related to the merger of the Company's Magellan Corporation subsidiary with Ashtech Inc. completed December 31, 1997, before considering certain one-time acquisition expenses and restructuring charges related to the merger.

- As anticipated, the Company's satellite services sector, consisting of its ORBCOMM Global L.P. ("ORBCOMM") and Orbital Imaging Corporation ("ORBIMAGE") affiliates, contributed limited revenues and generated losses of $11,490,000 in the 1997 fourth quarter, compared to losses of $3,559,000 in the 1996 fourth quarter.

                          ORBITAL SCIENCES CORPORATION

                          SUMMARY OF FINANCIAL RESULTS

                                                                    Years ended December 31,
                                                                   1997               1996
                                                               ------------       ------------
Revenues                                                       $605,975,000       $461,435,000
Net Income                                                      $23,005,000        $15,907,000
Earnings Per Fully Diluted Share                                      $0.69              $0.55

                                                                    Quarters ended December 31,
                                                                    1997                1996
                                                               ------------       ------------
Revenues                                                       $176,967,000       $120,458,000
Net Income                                                       $6,178,000         $4,484,000
Earnings Per Fully Diluted Share                                      $0.18              $0.14

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    ORBITAL SCIENCES CORPORATION



DATED:  February 26, 1998           By:   /s/ Jeffrey V. Pirone
                                          ------------------------------------
                                          Jeffrey V. Pirone, Executive Vice
                                          President and Chief Financial Officer